SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

STRUCTURED PRODUCTS CORP.

(Exact name of registrant as specified in its charter)

Delaware	13-3692801

(State of Incorporation or organization)	(IRS Employer Identification No.)

390 Greenwich Street New York, New York	10013

(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. [x]

If this form relates to the registration of a class securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box. [ ]

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to Registered

1,546,000 Corporate-Backed Trust (CorTS® Class A Certificates, with a principal amount of $38,650,000 (the “Certificates”)	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.          Description of Registrant's Securities to be Registered.

        The description of the Certificates to be registered hereunder is set forth under the captions entitled: “Summary”; “Risk Factors”; “Description of the Certificates”; “Certain ERISA Considerations”; and “Certain Federal Income Tax Considerations” in Registrant’s Prospectus Supplement dated July 24, 2001, and “Risk Factors” and “Description of Certificates” in Registrant’s Prospectus, dated May 13, 1999, which description is incorporated herein by reference.

Item 2.         Exhibits.

                 1.     Certificate of Incorporation of Structured Products Corp. is set forth as Exhibit 3.1 to the Registration Statement on Form S-3 and is incorporated herein by reference.

                 2.     By-laws, as amended, of Structured Products Corp. are set forth as Exhibit 3.2 to the Registration Statement and are incorporated herein by reference.

                 3.     Form of Trust Agreement is set forth as Exhibit 4.3 to the Registration Statement and is incorporated herein by reference.

                 4.     Form of the Prospectus is attached to the Registration Statement and is incorporated herein by reference.

                 5.      Form of the Prospectus Supplement dated July 24, 2001 which was filed with the Securities and Exchange Commission on July 25, 2001, pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, and is incorporated herein by reference.

                 6.     Form of CorTS(R)Supplement 2001-27, dated as of July 24, 2001.

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SIGNATURE

                 Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

STRUCTURED PRODUCTS CORP.
Date: July 24, 2001

By: /s/ Matthew R. Mayers Authorized Signatory